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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             -----------------------


                            T&W FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


      Washington                                       91-1844249
(State of Incorporation)                (I.R.S. Employer Identification Number)


                            6416 Pacific Highway East
                            Tacoma, Washington 98424
                                 (800) 275-2111

(Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

                            -------------------------

If this form relates to the registration of a               If this form relates to the registration of a
class of debt securities and is effective upon              class of debt securities and is to become effective
filing pursuant to General Instruction A(c)(1)              simultaneously with the effectiveness of a
please check the following box. [ ]                         concurrent registration statement under the
                                                            Securities Act of 1933 pursuant to General
                                                            Instruction A(c)(2) please check the following box.  [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                         Name of Each Exchange on Which
to be Registered                            Each Class is to be Registered



                                      None


        Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
                                (Title of Class)


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                         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

                The response to this item is incorporated by reference from the information contained under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale," contained in the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 20, 1997, under the Securities Act of 1933, as amended.

Item 2. Exhibits.

                3.1     Articles of Incorporation

                3.2     Bylaws

                Incorporated by reference from the exhibit of the same number in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 20, 1997.


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

        Dated: August 19, 1997

                                    T&W FINANCIAL CORPORATION


                                    By: /s/ Paul B. Luke
                                        --------------------------------------
                                        Paul B. Luke, Senior Vice President,
                                        Treasurer and Secretary (Principal
                                        Financial and Accounting Officer)
                                        and Director